UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2024

Presidio Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34049	33-0841255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	SQFTP	The Nasdaq Stock Market LLC

Series A Common Stock Purchase Warrants to Purchase Shares of Common Stock	SQFTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2024, Presidio Property Trust, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC (the “Representative”), as the representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company issued and sold in an underwritten public offering (the “Offering”) of 109,054 of the Company’s shares of 9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), as further described in the prospectus supplement dated June 20, 2024.

The shares of Series D Preferred Stock were sold to the public at a price of $16.00 per share. The Company agreed to an underwriting discount of 7% of the public offering price of the shares of Series D Preferred Stock sold in the Offering. The Offering closed on June 24, 2024, generating gross proceeds of approximately $1.74 million, before deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes, including to potentially acquire additional properties.

The Offering was made pursuant to an effective registration statement on Form S-3, as amended (File No. 333-278960) previously filed with the Securities and Exchange Commission on April 26, 2024, and declared effective on May 17, 2024, a base prospectus, and a prospectus supplement relating to the Offering.

The legal opinion, including the related consent, of Venable LLP relating to the issuance and sale of the shares of Series D Preferred Stock in the Offering is filed as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Representative that generally prohibit, without the prior written consent of the Representative and subject to certain exceptions, the sale, transfer or other disposition of Series D Preferred Stock of the Company for six months from the date of the Underwriting Agreement. Further, pursuant to certain “lock-up” agreements, the Company’s executive officers and directors have agreed, subject to certain exceptions, not to sell or otherwise dispose of any shares of Series D Preferred Stock or securities convertible into or exchangeable or exercisable for any Series D Preferred Stock for a period of six months from June 20, 2024. In addition, the Company agreed, subject to certain exceptions, not to sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, directly or indirectly in any “at-the-market” or continuous equity transaction, for a period of one year from June 20, 2024, without the prior written consent of the Representative.

The foregoing description of the Underwriting Agreement is not complete, is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement as of its specific date, solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering and prior to entry into the Underwriting Agreement, the Company had filed, and on June 20, 2024, the State Department of Assessments and Taxation of Maryland accepted for record, Articles Supplementary classifying 80,000 shares of Series D Preferred Stock (the “Articles Supplementary”). As a result, of the Company’s 1,000,000 shares of authorized preferred stock, 1,000,000 have been designated Series D Preferred Stock. Following the closing of the Offering 1,000,000 shares of Series D Preferred Stock are issued and outstanding.

The foregoing description of the Articles Supplementary is not complete and is subject to and qualified in its entirety by reference to the full text of the Articles Supplementary filed as Exhibit 3.1 hereto and as incorporated herein by reference.

Item 8.01 Other Events.

On June 20, 2024 the Company issued a press release announcing the pricing of the Offering. On June 24, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
1.1	Underwriting Agreement dated June 20, 2024, by and between the Company and the Representative
3.1	Articles Supplementary classifying and designating 80,000 shares of the Series D Preferred Stock
5.1	Opinion and Consent of Venable LLP
99.1	Press Release dated June 20, 2024
99.2	Press Release dated June 24, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024	PRESIDIO PROPERTY TRUST, INC.

	By:	/s/ Ed Bentzen
Ed Bentzen
Chief Financial Officer